EXHIBIT 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We have issued our report dated March 9, 2007 accompanying the consolidated balance sheets of Doble Engineering Company and subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of earnings, stockholders’ equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2006, included in the Current Report on Form 8-K/A of ESCO Technologies Inc. dated November 30, 2007.
We hereby consent to the incorporation by reference of said report in the Registration Statements of ESCO Technologies Inc. on Forms S-8 (File No. 33-39737 effective April 2, 1991, File No. 33-47916 effective May 14, 1992, File No. 33-98112 effective October 13, 1995, File No. 333-77887 effective May 6, 1999, File No. 333-92945 effective December 17, 1999, File No. 333-96309 effective February 7, 2000, File No. 333-63930 effective June 27, 2001, File No. 333-85268 effective April 1, 2002 and File No. 333-117953 effective September 6, 2004).
/s/ GRANT THORNTON LLP
Boston, Massachusetts
February 14, 2008